                                                                                                                                                EXHIBIT 4.3

COMMON STOCK                                                COMMON STOCK
             PAR VALUE $.01                                                      THIS CERTIFICATE IS TRANSFERABLE IN
                 NEW YORK, NY OR DENVER, CO

      Certificate                                                                              CENTURY CASINOS, INC.                                          Shares
    Number                                        INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE                 ** 600620 ******
     ZQ 000410                                                                              *** 600620 *****
                                                                                                                                                   **** 600620 ****
                                                                              ***** 600620 ***
                                                                                                                                         ****** 600620 **

THIS CERTIFIES THAT                        MR. SAMPLE & MRS. SAMPLE &                CUSIP 156492 10 0
                                        MR. SAMPLE & MRS. SAMPLE           SEE REVERSE FOR CERTAIN DEFNIITIONS

                                    * * * SIX HUNDRED THOUSAND
                                    SIX HUNDRED AND TWENTY* * *

                    FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

Century Casinos, Inc. (hereinafter called the “Company”), transferable on the books of the Company in person or by attorney, upon surrender of this Certificate properly endorsed or assigned. This Certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Articles of Incorporation and By-Laws of the Company, as now or hereafter amended. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

/s/ Erwin Haitzmann                                                          DATED <<Month Day, Year>>
Chairman & Co Chief Executive Officer                                                   COUNTERSIGNED AND RETISTERED
                                 COMPUTERSHARE TRUST CO., INC.
                                 (DENVER)
                                 TRANSFER AGENT AND REGISTRAR

/s/ Peter Hoetzinger
Vice Chairman & Co Chief Executive Officer                                             By _____________________________
                                AUTHORIZED SIGNATURE

CENTURY CASINOS, INC.

TRANSFER FEE: $25.00 PER NEW CERTIFICATE ISSUED

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common               UNIF GIFT MIN ACT - . . . . . . .  Custodian . . . . . . . . .
                                       (Cust)       (Minor)
TEN ENT - as tenants by the entireties                   under Uniform Gifts to Minors Act . . . . . . . .
                                      (State)
JT TEN - as joint tenants with right of survivorship
     and not as tenants in common

Additional abbreviations may also be used though not in the above list.

THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A RIGHTS AGREEMENT BETWEEN CENTURY CASINOS, INC. (THE “COMPANY”) AND COMPUTERSHARE INVESTOR SERVICES, LLC, AS AMENDED ON JULY 16, 2002, AS IT MAY FROM TIME TO TIME BE SUPPLEMENTED OR AMENDED PURSUANT TO ITS TERMS (THE “RIGHTS AGREEMENT”), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS MAY BE REDEEMED, MAY EXPIRE, OR MAY BE EVIDENCED BY SEPARATE CERTIFICATES AND NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE COMPANY WILL MAIL TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE WITHIN TEN BUSINESS DAYS AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.

For value received, ___________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute (and appoint)

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated: ____________________20_______                 Signature: _________________________________________

Signature(s) Guaranteed:                             Signature: _________________________________________
BY: _________________________________________________                                Notice: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR                                        WITH THE NAME AS WRITTEN UPON THE FACE OF THE
INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions)                                        CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION
WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION                                    OR ENLARGEMENT, OR ANY CHANGE WHATEVER.
PROGRAM,  PURSUANT TO S.E.C. RULE 17Ad-15.

The shares represented hereby are subject to redemption by the Company at fair market value if the Board of Directors determines that redemption is necessary to obtain a governmental license or franchise to conduct any portion of the business of the Company or any subsidiary or prevent the loss or secure the reinstatement of any governmental license or franchise. The redemption price may be paid in cash, redemption securities of the Company or any combination thereof. The shares represented hereby may not be transferred in any manner except in accordance with the provisions of the Colorado Limited Gaming Act (the “Gaming Act”) and the regulations thereunder and in accordance with the provisions of any other gaming laws, (“other gaming laws”) and the regulations thereunder to which the Company is subject. Any transfer in violation thereof shall be void until (i) the Company shall cease to be subject to the jurisdiction of the Colorado Limited Gaming Control Commission or any other Gaming Regulatory Authority as the case may be, or (ii) such Regulatory Authority(ies) shall by affirmative action validate the transfer or waive any defect in the transfer. If the Colorado Limited Gaming Control Commission or any other Gaming Authority with jurisdiction over the Company determines that the holder of shares represented hereby is unsuitable to hold the shares, then the Company may purchase the shares at the lesser of the cash equivalent of the holder’s investment in the shares or the current market price as of the date of finding of unsuitability, unless the voting securities are transferred to a suitable person as determined by the appropriate Gaming Authority. Until the shares are owned by persons found by the appropriate Gaming Authority to be suitable to own them, (A) The Company shall not be required or permitted to pay any dividend or interest with regard to the shares, (B) The holder of the shares shall not be entitled to vote on any matter as the holder of the shares, and the shares shall not for any purposes be included in the securities of the Company entitled to vote, and (C) The Company shall not pay any remuneration in any form to the holder of the shares. The foregoing restrictions are contained in full in the Certificate of Incorporation of the Company which is on file at the offices of the Company.

The Company is authorized to issue shares of more than one class or series. Pursuant to Section 151 of the Delaware General Corporation Law, the Company will furnish without charge to each stockholder who requests (addressed to the attention of the Secretary), a statement which sets forth the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.